Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2020 RESULTS

- Announces Quarterly Cash Dividend of $0.025 Per Share –

SANTA MONICA, CALIFORNIA, May 7, 2020 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2020.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2020	2019	% Change
Net revenue	$64,249	$64,680	(1)%
Cost of revenue - digital media (1)	7,347	7,642	(4)%
Operating expenses (2)	40,270	42,744	(6)%
Corporate expenses (3)	6,840	6,894	(1)%
Foreign currency (gain) loss	1,508	132	1042%

Consolidated adjusted EBITDA (4)	9,679	8,057	20%

Free cash flow (5)	$5,229	$1,293	304%

Net income (loss)	$(35,592)	$1,424	*

Net income per share, basic and diluted	$(0.42)	$0.02	*

Weighted average common shares outstanding, basic	84,317,767	86,101,741
Weighted average common shares outstanding, diluted	84,317,767	87,152,987

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

For purposes of presentation in this table, the operating expenses line item includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.1 million of non-cash stock-based compensation for each of the three-month periods ended March 31, 2020 and 2019. Also for purposes of presentation in this table, the operating expenses line item does not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)	Corporate expenses include $0.7 million of non-cash stock-based compensation for each of the three-month periods ended March 31, 2020 and 2019.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and FCC reimbursement for broadcast television repack less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our first quarter results were affected by the COVID-19 pandemic and the resulting economic crisis late in the period, which resulted in declines in our radio and digital segments compared to the prior year. However, we did achieve growth in our television segment compared to the first quarter of 2019. We expect a significantly greater adverse impact in future periods, depending upon the extent and duration of the economic downturn. We continue to maintain a solid balance sheet and are undertaking an extensive review of our business in order to more efficiently align operations and reduce costs. Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, as we execute our multiplatform strategy to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on June 30, 2020 to shareholders of record as of the close of business on June 15, 2020, and the common stock will trade ex-dividend on June 12, 2020. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Impairment

Due to the current economic crisis resulting from the COVID-19 pandemic, we experienced a decline in performance across all our reporting units beginning late in the first quarter of 2020. Additionally, the digital reporting unit was already facing declining results prior to the onset of the pandemic, caused by continuing competitive pressures and rapid changes in the digital advertising industry, which then further accelerated late in the quarter as a result of the economic crisis resulting from the pandemic. The results of our television and radio reporting units prior to the onset of the pandemic were exceeding internal budgets, driven in large part by political advertising revenue, but declined sharply in the last few weeks of the quarter because of the pandemic and the resulting economic crisis.  As a result, we updated our internal forecasts of future performance and determined that triggering events had occurred during the first quarter of 2020 that required interim impairment assessments related to goodwill, indefinite lived intangible assets and long-lived assets. As a result of these assessments, we recognized impairment charges totaling $39.8 million in the three-month period ended March 31, 2020.

Entravision Communications

Financial Results

Three-Month period ended March 31, 2020 Compared to Three-Month Period Ended

March 31, 2019

(Unaudited)

	Three-Month Period
	Ended March 31,
	2020	2019	% Change
Net revenue	$64,249	$64,680	(1)%
Cost of revenue - digital media (1)	7,347	7,642	(4)%
Operating expenses (1)	40,270	42,744	(6)%
Corporate expenses (1)	6,840	6,894	(1)%
Depreciation and amortization	4,512	3,916	15%
Change in fair value contingent consideration	-	359	(100)%
Impairment charge	39,835	-	*
Foreign currency (gain) loss	1,508	132	1042%
Other operating (gain) loss	(836)	(1,996)	(58)%

Operating income (loss)	(35,227)	4,989	*
Interest expense, net	(2,056)	(2,571)	(20)%
Dividend income	23	255	(91)%

Income (loss) before income taxes	(37,260)	2,673	*

Income tax benefit (expense)	1,668	(1,093)	*
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(35,592)	1,580	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	-	(156)	(100)%
Net income (loss)	$(35,592)	$1,424	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $64.2 million for the three-month period ended March 31, 2020 from $64.7 million for the three-month period ended March 31, 2019, a decrease of $0.5 million. Of the overall decrease, approximately $1.2 million was attributable to our digital segment and was primarily due to declines in international revenue.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to programmatic revenue. In addition, approximately $0.3 million of the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, as a result primarily of ratings declines, competitive factors with other Spanish-language broadcasters and changing demographic preferences of audiences. Additionally, as we have previously noted, there is a trend for advertising to move increasingly from traditional media, such as radio, to new media, such as digital media, and we expect this trend to continue. The overall decrease was partially offset by an increase of approximately $0.9 million in our television segment due to increases in political advertising revenue and retransmission consent revenue, partially offset by decreases in revenue from spectrum usage rights and local and national advertising revenue, as a result primarily of ratings declines, competitive factors with other Spanish-language broadcasters and changing demographic preferences of audiences. Notwithstanding the increase in our television segment, as we have previously noted, there is a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media, and we expect this trend to continue.

Cost of revenue in our digital segment decreased to $7.3 million for the three-month period ended March 31, 2020 from $7.6 million for the three-month period ended March 31, 2019, a decrease of $0.3 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment.

Operating expenses decreased to $40.3 million for the three-month period ended March 31, 2020 from $42.7 million for the three-month period ended March 31, 2019, a decrease of $2.4 million. The decrease was primarily due to a decrease in expenses associated with the decrease in revenue.

Corporate expenses decreased to $6.8 million for the three-month period ended March 31, 2020 from $6.9 million for the three-month period ended March 31, 2019, a decrease of $0.1 million.

Entravision Communications

Impairment charge related to certain FCC licenses in our television and radio reporting units was $23.5 and $8.8 million, respectively, for the three-month period ended March 31, 2020. Impairment charge related to goodwill in our digital reporting unit was $0.8 million for the three-month period ended March 31, 2020. Impairment charges related to intangibles subject to amortization and property and equipment in our digital reporting unit was $5.3 million and $1.5 million, respectively, for the three-month period ended March 31, 2020.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the United States, primarily those operations related to our Headway business. As a result, we have operating expense, attributable to foreign currency, that is primarily related to the operations related to our Headway business. We had a foreign currency loss of $1.5 million for the three-month period ended March 31, 2020 compared to a foreign currency loss of $0.1 million for the three-month period ended March 31, 2019. Foreign currency loss was primarily due to currency fluctuations that affected our digital segment operations located outside the U.S., primarily those related to the Headway business.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2020	2019	% Change
Net Revenue
Television	$39,199	$38,253	2%
Radio	11,719	11,955	(2)%
Digital	13,331	14,472	(8)%
Total	$64,249	$64,680	(1)%

Cost of Revenue - digital media (1)
Digital	$7,347	$7,642	(4)%

Operating Expenses (1)
Television	21,757	20,741	5%
Radio	11,649	14,283	(18)%
Digital	6,864	7,720	(11)%
Total	$40,270	$42,744	(6)%

Corporate Expenses (1)	$6,840	$6,894	(1)%

Consolidated adjusted EBITDA (1)	$9,679	$8,057	20%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2020 first quarter results on May 7, 2020 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision is a diversified global media, marketing and technology company that reaches and engages Latino consumers in the United States and other markets primarily including Mexico, Latin America and Spain. Entravision’s portfolio includes digital media properties and advertising technology platforms that deliver performance-based solutions and data insights, along with 55 television stations and 49 radio stations. Entravision’s digital and technology businesses include Smadex, a leading technology platform providing mobile, programmatic, data and performance digital marketing solutions. Entravision is the largest affiliate group of both the Univision and UniMás television networks, and its Spanish-language radio stations feature its nationally recognized talent. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC. Learn more at: www.entravision.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$53,512	$33,123
Marketable securities	74,684	91,662
Restricted cash	734	734
Trade receivables, net of allowance for doubtful accounts	63,879	71,406
Assets held for sale	6,878	950
Prepaid expenses and other current assets	15,108	11,557
Total current assets	214,795	209,432
Property and equipment, net	76,315	79,642
Intangible assets subject to amortization, net	10,192	16,772
Intangible assets not subject to amortization	216,853	252,544
Goodwill	45,711	46,511
Operating leases right of use asset	41,759	43,837
Other assets	7,506	7,462
Total assets	$613,131	$656,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	55,557	53,931
Operating lease liabilities	8,802	9,056
Total current liabilities	67,359	65,987
Long-term debt, less current maturities, net of unamortized debt issuance costs	212,380	213,024
Long-term operating lease liabilities	39,476	41,387
Other long-term liabilities	3,611	3,371
Deferred income taxes	42,068	44,259
Total liabilities	364,894	368,028

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	832,216	836,170
Accumulated deficit	(583,468)	(547,876)
Accumulated other comprehensive income (loss)	(520)	(131)
Total stockholders' equity	248,237	288,172
Total liabilities and stockholders' equity	$613,131	$656,200

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2020	2019

Net revenue	$64,249	$64,680

Expenses:
Cost of revenue - digital media	7,347	7,642
Direct operating expenses	26,679	28,930
Selling, general and administrative expenses	13,591	13,814
Corporate expenses	6,840	6,894
Depreciation and amortization	4,512	3,916
Change in fair value contingent consideration	-	359
Impairment charge	39,835	-
Foreign currency (gain) loss	1,508	132
Other operating (gain) loss	(836)	(1,996)
	99,476	59,691
Operating income (loss)	(35,227)	4,989
Interest expense	(2,680)	(3,490)
Interest income	624	919
Dividend income	23	255
Income (loss) before income taxes	(37,260)	2,673
Income tax benefit (expense)	1,668	(1,093)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	(35,592)	1,580
Equity in net income (loss) of nonconsolidated affiliate, net of tax	-	(156)
Net income (loss)	$(35,592)	$1,424

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$(0.42)	$0.02

Cash dividends declared per common share	$0.05	$0.05

Weighted average common shares outstanding, basic	84,317,767	86,101,741
Weighted average common shares outstanding, diluted	84,317,767	87,152,987

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(35,592)	$1,424
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,512	3,916
Impairment charge	39,835	—
Deferred income taxes	(1,813)	470
Non-cash interest	169	251
Amortization of syndication contracts	130	124
Payments on syndication contracts	(130)	(135)
Equity in net (income) loss of nonconsolidated affiliate	—	156
Non-cash stock-based compensation	789	800
(Gain) loss on disposal of property and equipment	—	86
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	7,482	13,657
(Increase) decrease in prepaid expenses and other assets	1,026	869
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(4,394)	(7,311)
Net cash provided by operating activities	12,014	14,307
Cash flows from investing activities:
Purchases of property and equipment	(2,671)	(6,072)
Purchases of intangible assets	(155)	—
Proceeds from marketable securities	16,617	10,721
Purchases of investments	—	(200)
Net cash provided by (used in) investing activities	13,791	4,449
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	—	(751)
Payments on long-term debt	(750)	(750)
Dividends paid	(4,218)	(4,271)
Repurchase of Class A common stock	(525)	(7,706)
Net cash used in financing activities	(5,493)	(13,478)
Effect of exchange rates on cash, cash equivalents and restricted cash	77	(8)
Net increase (decrease) in cash, cash equivalents and restricted cash	20,389	5,270
Cash, cash equivalents and restricted cash:
Beginning	33,857	47,465
Ending	$54,246	$52,735

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2020	2019

Consolidated adjusted EBITDA (1)	$9,679	$8,057

Interest expense	(2,680)	(3,490)
Interest income	624	919
Dividend income	23	255
Income tax expense	1,668	(1,093)
Equity in net loss of nonconsolidated affiliates	-	(156)
Amortization of syndication contracts	(130)	(124)
Payments on syndication contracts	130	135
Non-cash stock-based compensation included in direct operating expenses	(131)	(134)
Non-cash stock-based compensation included in corporate expenses	(658)	(666)
Depreciation and amortization	(4,512)	(3,916)
Change in fair value contingent consideration	-	(359)
Impairment charge	(39,835)	-
Non-recurring cash severance charge	(606)	-
Other operating gain (loss)	836	1,996
Net income (loss)	(35,592)	1,424

Depreciation and amortization	4,512	3,916
Impairment charge	39,835	-
Deferred income taxes	(1,813)	470
Non-cash interest	169	251
Amortization of syndication contracts	130	124
Payments on syndication contracts	(130)	(135)
Equity in net (income) loss of nonconsolidated affiliate	-	156
Non-cash stock-based compensation	789	800
(Gain) loss on disposal of property and equipment	-	86
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	7,482	13,657
(Increase) decrease in prepaid expenses and other assets	1,026	869
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(4,394)	(7,311)
Cash flows from operating activities	12,014	14,307

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2020	2019
Consolidated adjusted EBITDA (1)	$9,679	$8,057
Net interest expense (1)	(1,887)	(2,320)
Dividend income	23	255
Cash paid for income taxes	(145)	(623)
Capital expenditures (2)	(2,671)	(6,072)
Non-recurring cash severance charge	(606)	-
FCC Reimbursement	836	1,996
Free cash flow (1)	5,229	1,293

Capital expenditures (2)	2,671	6,072
Change in fair value of contingent consideration	-	(359)
(Gain) loss on disposal of property and equipment	-	86
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	7,482	13,657
(Increase) decrease in prepaid expenses and other assets	1,026	869
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(4,394)	(7,311)
Cash Flows From Operating Activities	$12,014	$14,307

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.